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                                                                   Exhibit 3(ii)

                                     BYLAWS

                                       OF

                        MIDCAROLINA FINANCIAL CORPORATION


                                    ARTICLE I

                                     OFFICES
                                     -------

     Section 1. Principal Office. The principal office of the corporation shall
                ----------------
be located at such place as the Board of Directors may fix from time to time.

     Section 2. Registered Office. The registered office of the corporation
                -----------------
required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

     Section 3. Other Offices. The corporation may have offices at such other
                -------------
places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     Section 1. Place of Meetings. All meetings of shareholders shall be held at
                -----------------
the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be (i) fixed by the Chief Executive Officer, the President, the Chairman of the Board, or the Board of Directors and designated in the notice of the meeting or (ii) agreed upon by a majority of the shareholders entitled to vote at the meeting.

     Section 2. Annual Meetings. The annual meeting of shareholders of the
                ---------------
Corporation, for the purpose of electing directors of the Corporation and for the transaction of such other business as properly may be brought before the meeting, shall be held within one hundred seventy-five (175) days of the end of the fiscal year on any day, except Saturday, Sunday or a legal or banking holiday, as may be determined by the Board of Directors.

     Section 3. Substitute Annual Meeting. If the annual meeting shall not be
                -------------------------
held within the time designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

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     Section 4. Special Meetings. Special meetings of the shareholders may be
                ----------------
called at any time by the Chief Executive Officer, the President, the Chairman or Vice Chairman of the Board of Directors, or the Board of Directors.

     Section 5. Notice of Meetings. Written or printed notice stating the date,
                ------------------
time, and place of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of any shareholders' meeting, either by personal delivery, or by mail by or at the direction of the Chief Executive Officer, the President, the Chairman of the Board of Directors or the Board of Directors, to each shareholder entitled to vote at such meeting, provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the corporation, with postage thereon prepaid.

     In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

     When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting. If a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this Section 5 to persons who are shareholders as of the new record date.

     Section 6. Electronic Notices to Shareholders. To the extent the
                ----------------------------------
shareholder has agreed in a writing delivered to the corporation and such agreement has not been terminated, a notice from the corporation in the form of an electronic record sent by electronic means is effective when sent as provided in N.C. Gen. Stat. 66-325. A shareholder may terminate any such agreement at any time on the prospective basis effective upon the corporation's receipt of written notice of termination or upon such later date as may be specified in such notice of termination. The corporation shall maintain in its corporate records shareholder agreements and notices of termination received by the corporation pursuant to the foregoing.

     Section 7. Waiver of Notice. Any shareholder may waive notice of any
                ----------------
meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration

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of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

     Section 8. Shareholders' List. Before each meeting of shareholders, the
                ------------------
Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two (2) business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his agent or attorney, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

     Section 9. Fixing Record Date. The Board of Directors may fix a future date
                ------------------
as the record date for one (1) or more voting groups in order to determine (a) the shareholders entitled to notice of a shareholders' meeting, (b) the shareholders entitled to demand a special meeting, (c) the shareholders entitled to vote, or (d) the shareholders entitled to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

     Section 10. Voting Groups. All shares of one (1) or more classes or series
                 -------------
that, under the Articles of Incorporation or the North Carolina Business Corporation Act, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the Articles of Incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Articles of Incorporation or specifically required by law.

     Section 11. Quorum. Shares entitled to vote as a separate voting group may
                 ------
take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

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     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 5 of this Article II, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

     Section 12. Proxies. Shares may be voted either in person or by proxy. A
                 -------
shareholder may appoint one or more proxies to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. A photocopy, telegram, cablegram, facsimile transmission, or equivalent reproduction of a writing appointing one or more proxies, shall be deemed a valid appointment form within the meaning of this section. In addition, a shareholder may appoint one or more proxies (i) by an electronic mail message or other form of electronic, wire, or wireless communication that provides a written statement appearing to have been sent by the shareholder, or (ii) by any kind of electronic or telephonic transmission, even if not accompanied by written communication, under circumstances or together with information from which the corporation can reasonably assume that the appointment was made or authorized by the shareholder. An appointment of proxy is valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form.

     Section 13. Voting of Shares. Subject to the provisions of the Articles of
                 ----------------
Incorporation, each outstanding share shall be entitled to one (1) vote on each matter voted on at a meeting of shareholders.

     Except in the election of directors as governed by the provisions of
Section 4 of Article III, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the Articles of Incorporation or these Bylaws.

     Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation or such second corporation to vote shares held by it in a fiduciary capacity.

                                       4

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                                   ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

     Section 1. General Powers. All corporate powers shall be exercised by or
                --------------
under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

     Section 2. Number and Qualification. The number of directors of the
                ------------------------
Corporation shall not be less than five (5) nor more than twenty (20), with the exact number to be fixed from time to time by the Board of Directors.

     No person shall be elected, re-elected or appointed as a director after attaining seventy-five (75) years of age. In the event a director attains the age of seventy-five (75) years during the director's term, such director shall serve until his current term has expired, at which time his successor shall be elected by the shareholders.

     Section 3. Nominations. At any meeting of shareholders at which directors\
                -----------
are to be elected, nominations for election to the Board of Directors may be made by the Nominating Committee or the Board of Directors or, subject to the conditions described below, by any holder of shares entitled to be voted at that meeting in the election of directors. To be eligible for consideration at the meeting of shareholders, all nominations, other than those made by the Nominating Committee or the Board of Directors, shall be in writing and must be delivered to Secretary of the Corporation not less than fifty (50) days nor more than ninety (90) days prior to the meeting at which such nominations will be made; provided, however, that if less than sixty (60) days' notice of the meeting is given to the shareholders, such nominations must be delivered to the Secretary of the Corporation not later than the close of business on the tenth
(10th) day following the day on which the notice of meeting was mailed.

     Section 4. Election. Except as provided in Section 7 of this Article III,
                --------
the directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

     Section 5. Terms of Directors. Each initial director shall hold office
                ------------------
until the earliest of the first shareholders' meeting at which directors are elected, or until such director's death, resignation, or removal.

     At all times that the number of directors is less than nine (9), each director shall be elected to a term ending as of the next succeeding annual meeting of shareholders or until his or her earlier death, resignation, retirement, removal or disqualification or until his or her successor shall be elected and shall qualify.

                                       5

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     The directors shall be divided into three (3) classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one
(1), two (2) and three (3) years, respectively, from the date such class of directors takes office or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected for terms of three (3) years or until their earlier death, resignation, retirement, removal, or disqualification or until their successors shall be elected and shall qualify. In the event of any increase or decrease in the number of directors at a time that the directors are so classified, the additional or eliminated directorships shall be classified or chosen so that all classes of directors shall remain or become as nearly equal as possible in number.

     Notwithstanding the provisions of this Section 5, a decrease in the number of directors does not shorten an incumbent director's term. Despite the expiration of a director's term, such director shall continue to serve until a successor shall be elected and qualified or until there is a decrease in the number of directors.

     Section 6. Removal. Any director may be removed from office at any time,
                -------
with or without cause, by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of that meeting states that the purpose, or one (1) of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

     Section 7. Vacancies. Any vacancy occurring in the Board of Directors,
                ---------
including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors or by the sole remaining director. If the vacant office was held by a director elected by voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. The term of a director elected to fill a vacancy expires at the next meeting of shareholders at which directors are elected.

     Section 8. Chairman of the Board of Directors. There shall be a Chairman of
                ----------------------------------
the Board of Directors elected by the directors from their number at any meeting of the Board of Directors and no less frequently than annually. The Chairman shall serve in such position at the pleasure of the Board of Directors and shall preside at all meetings of the Board of Directors and shareholders, serve as a member of the Executive Committee, and perform such other duties as may be directed by the Board of Directors.

     The directors may also elect a Vice Chairman of the Board of Directors who shall serve as a member of the Executive Committee, preside at all meetings of the Board of Directors and shareholders in the absence of the Chairman and perform such other duties as may be directed by the

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Board of Directors. The Vice Chairman shall likewise serve in such position at the pleasure of the Board of Directors.

         In the absence of the Chairman and the Vice Chairman, if any, the President shall preside at meetings of Board of Directors and shareholders.

         Section 9. Compensation. The Board of Directors may provide for the
                    ------------
compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

                                   ARTICLE IV

                      MEETINGS AND COMMITTEES OF DIRECTORS
                      ------------------------------------

         Section 1. Regular Meetings. A regular meeting of the Board of
                    ----------------
Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings, provided that at least one meeting shall be held each quarter.

         Section 2. Special Meetings. Special meetings of the Board of Directors
                    ----------------
may be called by or at the request of the Chairman of the Board, the President, or a majority of the directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

         Section 3. Notice of Meetings. Regular meetings of the Board of
                    ------------------
Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least twenty-four (24) hours before the meeting, give or cause to be given notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

         Section 4. Waiver of Notice. Any director may waive notice of any
                    ----------------
meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice, and be delivered to the corporation for inclusion in the minutes or for filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 5. Quorum. Unless the Articles of Incorporation or these Bylaws
                    ------
provide otherwise, a majority of the number of directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so fixed,

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a majority of the number of directors in office immediately before the meeting begins shall constitute a quorum.

         Section 6. Manner of Acting. Except as otherwise provided in the
                    ----------------
Articles of Incorporation or these Bylaws, including Section 9 of this Article IV, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A director may not vote at the directors' meeting by proxy or otherwise act by proxy at a meeting of the Board of Directors.

         Section 7. Presumption of Assent. A director who is present at a
                    ---------------------
meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless
(i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting, or
(iii) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

         Section 8. Action Without Meeting. Action required or permitted to be
                    ----------------------
taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one (1) or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.

         Section 9. Committees of the Board of Directors. The Board of Directors
                    ------------------------------------
shall create the standing committees enumerated below and may create such other committees of the Board of Directors as it shall consider appropriate. The creation of a committee, other than a standing committee, of the Board of Directors and appointment of members to it must by approved by the greater of
(i) a majority of the number of directors in office when the action is taken or
(ii) the number of directors required to take action pursuant to Section 6 of this Article IV. Each committee of the Board of Directors must have two (2) or more members and, to the extent authorized by law, shall have such duties and authority as may be described in these Bylaws or otherwise specified by the Board of Directors. Each committee member shall serve at the pleasure of the Board of Directors. The provisions in these Bylaws governing meetings, actions without meeting and other requirements of the Board of Directors shall also apply to any committees of the Board of Directors established pursuant to these Bylaws.

         Section 10. Standing Committees. The following standing committees
                     -------------------
shall be constituted and functioning at all times:

         Executive Committee. There shall be a standing committee of the Board
         -------------------
of Directors to be known as the Executive Committee and consisting of not fewer than three (3) directors, one (1) of whom shall be the Chairman of the Board of Directors. Except as limited by Section 9 of this Article

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IV or otherwise limited by law, the Executive Committee is empowered to act for and on behalf of the Board of Directors in any and all matters in the interim between meetings of the Board of Directors. Within the powers conferred upon it, action by the Executive Committee shall be binding upon the Corporation as if performed by the full Board of Directors. Such actions shall be reported to the Board of Directors for review at its next meeting following such action. The Committee shall meet as often as it considers necessary or advisable. The members of the Executive Committee shall select a Chairman of such committee by a majority vote. Meetings of the Executive Committee may be held at any time on the call of its Chairman or any two (2) members of the Committee. A majority of the members of the Executive Committee shall constitute a quorum. Action by the Executive Committee shall be by majority vote of the members of the Executive Committee. The Executive Committee shall keep minutes of its meetings and shall report its actions to the next succeeding meeting of the Board of Directors.

         Audit Committee. There shall be a standing committee of the Board of
         ---------------
Directors to be known as the Audit Committee and consisting of not fewer than three (3) directors. The Audit Committee shall supervise examination of the assets and the liabilities and the internal audit program of the Corporation and its subsidiaries, cause outside audits to be performed on the financial statements of the Corporation, and shall make periodic reports to the Board of Directors. The composition of the Audit Committee shall satisfy all applicable securities laws and all rules of any exchange or market system to which the Corporation is subject. The members of the Audit and Compliance Committee shall select a Chairman of such committee by a majority vote. Meetings of the Audit and Compliance Committee shall be held at any time on call of the Chairman of the Audit and Compliance Committee or any two (2) of its members. A majority of the members of the Audit and Compliance Committee shall constitute a quorum. Action by the Audit and Compliance Committee shall be by a majority vote of them members attending or participating in a meeting thereof. The Audit and Compliance Committee shall keep minutes of its meetings and shall report its actions in writing to the next succeeding meeting of the Board of Directors.

                                    ARTICLE V

                                    OFFICERS
                                    --------

         Section 1. Officers of the Corporation. The officers of the corporation
                    ---------------------------
shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents or other officers (including assistant officers) as may from time to time be appointed by or under the authority of the Board of Directors. Any two (2) or more offices may be held by the same person, but no officer may act in more than one (1) capacity where action of two (2) or more officers is required.

         Section 2. Appointment and Term. The officers of the corporation shall
                    --------------------
be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one (1) or more officers. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been appointed.

                                       9

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       Section 3. Compensation of Officers. The compensation of all officers of
                  ------------------------
the corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.

       Section 4. Removal. Any officer may be removed by the Board of Directors
                  -------
at any time with or without cause; but such removal shall not itself affect the officer's contract rights, if any, with the corporation except to the extent, if any, specified in any such contract.

       Section 5. Resignation. An officer may resign at any time by
                  -----------
communicating his resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with the officer except to the extent, if any, specified in any such contract.

       Section 6. Bonds. The Board of Directors may by resolution require any
                  -----
officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

       Section 7. President. The President shall be the principal executive
                  ---------
officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall be entitled to attend all regular and special meetings and meetings of committees of the Board of Directors. If the President of the corporation is also a director of the corporation, he shall serve as a member of the Executive Committee.

       Section 8. Vice Presidents. In the absence of the President or in the
                  ---------------
event of his death, inability or refusal to act, the Vice Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President (or Assistant Vice President) may sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation

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and any other instruments which may be signed by the President, and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

       Section 9.  Secretary. The Secretary shall: (i) keep the minutes of the
                   ---------
meetings of shareholders, of the Board of Directors, and of all committees of the Board of Directors, in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) maintain and authenticate the records of the corporation and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (iv) sign with the President or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (v) maintain or cause to be maintained, and have general charge of, the stock transfer books of the corporation; (vi) prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (vii) attest the signature or certify the incumbency or signature of any officer of the corporation; and (viii) in general perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

       Section 10. Treasurer. The Treasurer shall be, and may be designated as
                   ---------
such as, the corporation's Chief Financial Officer, and shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Section 4 of Article VI of these Bylaws; (ii) maintain, or cause to be maintained, appropriate accounting records as required by law; (iii) prepare, or cause to be prepared, annual financial statements of the corporation that include a balance sheet as of the end of the fiscal year and income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each shareholder within 120 days after the end of such fiscal year; and (iv) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

       Section 11. Assistant Officers. In the absence of a duly appointed
                   ------------------
officer of the corporation, or in the event of his death, inability or refusal to act, any person appointed by the Board of Directors and designated by title as an assistant to that officer, unless otherwise determined by the Board of Directors, may perform the duties of, and when so acting shall have all the powers of and be subject to all the restrictions upon, that officer. Such assistant officers shall perform such other duties as from time to time may be prescribed by the President or by the Board of Directors.

                                       11

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                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS
                     --------------------------------------

       Section 1. Contracts. The Board of Directors may authorize any officer or
                  ---------
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. Also, the Board of Directors may limit, condition, restrict or deny such authority to any officer or officers, or any agent or agents.

       Section 2. Loans. No loans shall be contracted on behalf of the
                  -----
corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

       Section 3. Checks and Drafts. All checks, drafts, or other orders for the
                  -----------------
payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

       Section 4. Deposits. All funds of the corporation not otherwise employed
                  --------
shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.

                                   ARTICLE VII

                            SHARES AND THEIR TRANSFER
                            -------------------------

       Section 1. Certificate For Shares. The Board of Directors may authorize
                  ----------------------
the issuance of some or all of the shares of the corporation's classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the President or a Vice President, and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the corporation. When shares are represented by certificates, the corporation shall issue and deliver, to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

       Section 2. Stock Transfer Books. The corporation shall keep or cause to
                  --------------------
be kept a book or set of books, to be known as the stock transfer books of the corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series

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

of shares held by him. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation (i) by the holder of record thereof or by his legal representative, who shall provide proper evidence of authority to transfer; (ii) by his attorney authorized to effect such transfer by power of attorney duly executed and filed with the Secretary; and (iii) on surrender for cancellation of the certificate for such shares (if the shares are represented by certificates).

     Section 3. Lost Certificates. The Board of Directors may direct a new
                -----------------
certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum and with such surety or other security as the Board of Directors may direct as indemnity against any claims that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the Board of Directors the circumstances justify omission of a bond.

     Section 4. Distribution or Share Dividend Record Date. The Board of
                ------------------------------------------
Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

     Section 5. Holder of Record. Except as otherwise required by law, the
                ----------------
corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers, and privileges of ownership of such shares.

     Section 6. Shares Held by Nominees. The corporation shall recognize the
                -----------------------
beneficial owner of shares registered in the name of the nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (i) the name, address, and taxpayer identification number of the nominee; (ii) the name, address, and taxpayer identification number of the beneficial owner; (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.

     The purposes for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at, and otherwise participating in shareholders' meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters' rights under the North Carolina Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights;
(vi) receiving reports, financial statements, proxy statements, and other communications from the corporation; (vii) making any demand upon the corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

     The certificate shall be effective ten (10) business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

     If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

     Section 1. Distributions. The Board of Directors may from time to time
                -------------
authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its Articles of Incorporation.

     Section 2. Seal. The corporate seal of the corporation shall consist of two
                ----
concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed or affixed on the margin hereof, is hereby adopted as the corporate seal of the corporation.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be the
                -----------
calendar year ending December 31 of each year.

     Section 4. Amendments. Except as otherwise provided in the Articles of
                ----------
Incorporation or by law, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors.

     No Bylaw adopted, amended, or repealed by the shareholders shall be readopted, amended, or repealed by the Board of Directors, unless the Articles of Incorporation or a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend, or repeal that particular Bylaw or the Bylaws generally.

     Section 5. Definitions. Unless the context otherwise requires, terms used
                -----------
in these Bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

     In addition to any indemnification required or permitted by law, and except as otherwise provided in these Bylaws, any person who at any time serves or has served as a director, officer, employee or agent of the Corporation and any such person who serves or has served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the full extent allowed by applicable law against liability and litigation expense arising out of such status or activities in such capacity. "Liability and litigation expense" shall include costs and expenses of litigation (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals.

     Promptly after the final disposition or termination of any matter which involves liability or litigation expense as described above or at such earlier time as it sees fit, the Corporation shall determine whether any person described in this Article IX is entitled to indemnification thereunder. Such determination shall be limited to the following issues: (i) whether the persons to be indemnified are persons described in this Article IX, (ii) whether the liability or litigation expense incurred arose out of the status or activities of such persons as described in this Article IX, (iii) whether liability was actually incurred and/or litigation expense was actually and reasonably incurred, and (iv) whether the indemnification requested is permitted by applicable law. Such determination shall be made by a majority vote of directors who were not parties to the action, suit or proceeding (or, in connection with "threatened" actions, suits or proceedings, who were not "threatened parties"). If at least two such disinterested directors are not obtainable, or, even if obtainable, if at least half of the number of disinterested directors so direct, such determination shall be made by independent legal counsel in written opinion.

     Litigation expense incurred by a person described in this Article IX in connection with a matter described in this Article IX may be paid by the Corporation in advance of the final disposition or termination of such matter, if the Corporation receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined to be entitled to be indemnified by the Corporation as provided in this Article IX. Requests for payments in advance of final disposition or termination shall be submitted in writing unless this requirement is waived by the Corporation.

     Notwithstanding the foregoing, no advance payment shall be made as to any payment or portion of a payment for which the determination is made that the person requesting payment will not be entitled to indemnification. Such determination may be made only by a majority vote of disinterested directors or by independent legal counsel as next provided. If there are not at least two disinterested directors, the notice of all requests for advance payment shall be delivered for review to independent legal counsel for the Corporation. Such counsel shall have the authority to disapprove any advance payment or portion of a payment for which it appears that the person requesting payment will not be entitled to indemnification.

     The Corporation shall not be obligated to indemnify persons described in this Article IX for any amounts paid in settlement unless the Corporation consents in writing to the settlement. The Corporation shall not unreasonably withhold its consent to proposed settlements. The Corporation's consent to a proposed settlement shall not constitute an agreement by the Corporation that any person is entitled to indemnification hereunder. The Corporation may waive the requirement of this section for its written consent as fairness and equity may require.

     A person described in this Article IX may apply to the Corporation in writing for indemnification or advance expenses. Such applications shall be addressed to the Secretary or, in the absence of the Secretary, to any officer of the Corporation. The Corporation shall respond in writing to such applications as follows: to a request for indemnity under this Article IX, within ninety days after receipt of the application; to a request for advance expenses under this Article IX, within fifteen days after receipt of the application.

     If any action is necessary or appropriate to authorize the Corporation to pay the indemnification required by these Bylaws, the Board of Directors shall take such action, including (i) making a good faith evaluation of the indemnification request, (ii) giving notice to, and obtaining approval by, the shareholders of the Corporation, and (iii) taking any other action.

     The right to indemnification or advance expenses provided herein shall be enforceable in any court of competent jurisdiction. A legal action may be commenced if a claim for indemnity or advance expenses is denied in whole or in part, or upon the expiration of the time periods provided above. In any such action, if the claimant establishes the right to indemnification, he or she shall also have the right to be indemnified against the litigation expense (including, without limitation, reasonable attorneys' fees) of such action.

     As provided by N.C. Gen. Stat.(S)55-8-57, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation has the power to indemnify him against such liability.


     The right to indemnification provided herein shall not be deemed exclusive of any other rights to which any persons seeking indemnity may be entitled apart from the provisions of this bylaw, except there shall be no right to indemnification as to any liability or litigation expense for which such person is entitled to receive payment under any insurance policy other than a directors' and officers' liability insurance policy maintained by the Corporation. Such right inures to the benefit of the heirs and legal representatives of any persons entitled to such right. Any person who at any time after the adoption of this bylaw serves or has served in any status or capacity described in this Article IX, shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification hereof shall not affect any rights or obligations then existing. The right provided herein shall not apply as to persons serving institutions which are hereafter merged into or combined with the Corporation, except after the effective date of such merger or combination and only as to status and activities after such date.

     If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the Corporation shall nevertheless indemnify each person described in this Article IX to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent (not exceeding the benefits described herein) permitted or required by other applicable law.

     Adopted as of this 22nd day of March, 2002.

                                   /s/ Trudi Isakson
                                   -----------------
                                   Trudi Isakson, Secretary